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Exhibit 99 (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
CRA INTERNATIONAL, INC.

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MARCH 21, 2016, UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth in Section 3 of the offer to purchase, dated February 22, 2016, you must use this notice of guaranteed delivery (or a manually signed facsimile of it) to accept the tender offer (as defined below) if:

          (a)   your share certificate(s) are not immediately available or you cannot deliver your share certificate(s) to the depositary referred to below before the "expiration date" (as defined in Section 1 of the offer to purchase);

          (b)   the procedure for book-entry transfer (as specified in Section 3 of the offer to purchase) cannot be completed before the expiration date; or

          (c)   time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary before the expiration date.

        You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

The depositary for the tender offer is:

By First Class Mail	By Registered or Overnight Delivery
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

By Facsimile:
For Eligible Institutions Only
(617) 360-6810

Confirm Facsimile Receipt by Telephone:
Telephone for confirmation only: (781) 575-2332
 (This number is ONLY for confirmation of a fax;
for information about the election,
please contact the Information Agent at (800) 213-0473)

        Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. YOU MUST DELIVER THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY BEFORE THE TENDER OFFER EXPIRES. Deliveries to CRA International, Inc. ("CRA"), Georgeson Securities Corporation (the dealer manager for the tender offer), Georgeson Inc. (the information agent for the tender offer) or the book-entry transfer facility will not be forwarded to the depositary and therefore will not constitute valid delivery to the depositary.

        You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions to the letter of transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to CRA International, Inc., a Massachusetts corporation ("CRA"), the number of shares indicated below, at the price per share indicated below, net to the seller in cash, less applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended or supplemented from time to time) constitute the "tender offer", and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. Unless otherwise indicated, all references to shares are to shares of CRA's common stock, no par value.

Number of Shares Being Tendered Hereby:                                Shares

CHECK ONE AND ONLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR
IF YOU DO NOT CHECK ANY BOX,
YOU WILL HAVE FAILED TO PROPERLY TENDER ANY SHARES.

PRICE AT WHICH YOU ARE TENDERING
(See Instruction 5 of the letter of transmittal)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER:
(See Instruction 5 of the letter of transmittal)

☐
The undersigned wants to maximize the chance of having CRA purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CRA pursuant to the terms of the tender offer (the "Purchase Price"). This action could result in receiving a price per shares as low as $18.00 per share.

—OR—

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:
(See Instruction 5 of the letter of transmittal)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously properly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $18.00	☐ $18.25	☐ $18.50
☐ $18.75	☐ $19.00	☐ $19.25
☐ $19.50	☐ $19.75

You WILL NOT have properly tendered your shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE

 ODD LOTS
(See Instruction 6 of the letter of transmittal)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐
at the Purchase Price, which will be determined by CRA in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page of this notice of guaranteed delivery, under the heading "Shares Tendered at Price Determined Pursuant to the Tender Offer"); or

☐
at the price per share indicated above under the heading "Shares Tendered at Price Determined by Shareholder".

CONDITIONAL TENDER
(See Instruction 11 of the letter of transmittal)

        A tendering shareholder may condition his, her or its tender of shares upon CRA purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless CRA purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CRA will not purchase any of the shares tendered below. It is the tendering shareholder's responsibility to calculate that minimum number and each shareholder should consult his, her or its own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CRA must purchase from you if CRA purchases any shares from you, CRA will deem your tender offer unconditional.

☐
The minimum number of shares that CRA must purchase from me, if CRA purchases any shares from me, is:                               shares.

        If, because of proration, CRA will not purchase the minimum number of shares from you that you designate, CRA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares, check the box below.

☐
The tendered shares represent all shares held by the undersigned.

 SHAREHOLDERS COMPLETE AND SIGN BELOW

Please type or print
Certificate No.(s) (if available):	Signature(s) of Shareholder(s)

Date:

Date:

Date:

Name(s) of Record Shareholder(s)	Area Code & Phone No.:	Address(es) of Shareholders:

If shares will be tendered by book-entry transfer, provide the following information:

Name of Tendering Institution:	Account No.:

        To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the depositary at one of the addresses listed above before the Tender Offer expires. Do not send your materials to CRA International, Inc. or the Information Agent. Notice of guaranteed delivery for physical share presentation by broker must be FAXED to the depositary before it is covered.

VOLUNTARY CORPORATE ACTIONS COY: CRAI

 GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary at an applicable address set forth above either the certificates representing the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, in each case, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three NASDAQ trading days of the date hereof.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: CRAI

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  Exhibit 99 (a)(1)(C)
Number of Shares Being Tendered Hereby: Shares CHECK ONE AND ONLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO PROPERLY TENDER ANY SHARES. PRICE AT WHICH YOU ARE TENDERING (See Instruction 5 of the letter of transmittal)
Price (in Dollars) Per Share at Which Shares Are Being Tendered
You WILL NOT have properly tendered your shares unless you check ONE AND ONLY ONE BOX ON THIS PAGE
ODD LOTS (See Instruction 6 of the letter of transmittal)
CONDITIONAL TENDER (See Instruction 11 of the letter of transmittal)
SHAREHOLDERS COMPLETE AND SIGN BELOW
GUARANTEE OF DELIVERY (Not to be used for Signature Guarantee)